Exhibit 99.(16)

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Asset Trust (the “Trust”), hereby constitute and appoint George R. Aylward and Jennifer Fromm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the reorganization of Virtus Seix Tax-Exempt Bond Fund, a series of Virtus Opportunities Trust, and Virtus Seix High Grade Municipal Bond Fund, a series of the Trust, with and into Virtus Seix Investment Grade Tax-Exempt Bond Fund, a separate series of the Trust, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this  13th  day of January, 2026.

/s/ Donald C. Burke
George R. Aylward, Trustee	Donald C. Burke, Trustee

/s/ Sarah E. Cogan
Sarah E. Cogan, Trustee	Deborah A. DeCotis, Trustee

/s/ F. Ford Drummond	/s/ Connie D. McDaniel
F. Ford Drummond, Trustee	Connie D. McDaniel, Trustee

/s/ R. Keith Walton	/s/ Brian T. Zino
R. Keith Walton, Trustee	Brian T. Zino, Trustee

Digital or electronic signatures are permitted, and all signatures need not appear on the same copy of this Power of Attorney.